Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2007

Company Reaffirms Business Outlook for Full Year 2007

SCHAUMBURG, Ill. — May 3, 2007 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its first quarter of 2007 ended March 31, 2007.  This information supplements the subscriber activity results the Company previously announced on April 9, 2007.

Highlights for the Quarter ended March 31, 2007:

•                  Total revenues of $120.9 million, compared to $112.5 million in the prior year quarter ended March 31, 2006.

•                  Net loss of $19.1 million, or $1.13 per share, compared to a net loss of $17.0 million, or $1.02 per share, in the prior year quarter.

•                  Adjusted EBITDA of $8.7 million, compared to $14.5 million in the prior year quarter. Included in Adjusted EBITDA for the current year quarter is approximately $1.1 million in Sprint Nextel litigation and severance expenses.  Included in Adjusted EBITDA for the prior year quarter is approximately $3.2 million in Sprint Nextel litigation and merger integration expenses.

•                  Capital expenditures of $7.3 million, compared to $8.4 million for the prior year quarter.

•                  As previously announced on April 9, 2007:

o                 Gross additions of approximately 75,700, compared to 57,400 for the prior year quarter.

o                 Net additions of approximately 29,700, compared to 13,000 for the prior year quarter.

o                 Monthly churn, net of 30 day deactivations, of approximately 2.3%, compared to 2.6% for the prior year quarter.

o                 Ending subscribers of approximately 590,900, compared to 508,300 for the prior year quarter.

“We were very pleased with our subscriber additions during the quarter, which greatly exceeded our additions in the year ago quarter,” remarked Timothy M. Yager, President and CEO of iPCS. “This activity reflected both higher gross additions and lower churn driven by our initiatives to improve our wireless network while continuing to build and refine our distribution system. Although this growth and its related costs negatively impacted our results for the quarter, we believe that it positions us well for the balance of the year and 2008.”

“Subsequent to the quarter end, we closed on a new debt financing totaling $475 million, repurchased our existing bonds and declared an $11 special cash dividend to our stockholders.  Given our strong subscriber growth and the liquidity and flexibility of the debt capital markets, we felt that the decision to increase our leverage to the capital markets and return equity capital to stockholders was appropriate,” continued Mr. Yager. “At the same time, our stockholders continue to participate in the Company’s future performance and potential growth.”

The Company also reaffirms its previously issued full year 2007 guidance.

•                  Gross additions of 260,000 to 280,000.

•                  Adjusted EBITDA of $70 million to $90 million, excluding expenses related to the Sprint Nextel litigation.

•                  Capital expenditures of $38 million to $42 million.

Conference Call to be held tomorrow, May 4th, at 11:00am ET (10:00am CT)

iPCS has scheduled a conference call for tomorrow, May 4th, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss its financial and subscriber results for the quarter ended March 31, 2007.  To listen to the call, dial 1-888-694-4702 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-582-2741. A replay of the call will be available beginning at 2:00 p.m. Eastern Time on May 4, 2007.  To access the replay, dial 1-877-519-4471 using a pass code of 8666484.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on May 11, 2007.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of March 31, 2007, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and iPCS had approximately 590,900 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•      Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment and stock-based compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•      ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•      CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with transactions with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•      Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•      Licensed Pops represents the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•      Covered Pops represents the number of residents covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint PCS Affiliates of Sprint Nextel; (5) changes in customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) an increase in our expenses resulting from an increase in the CCPU rate that Sprint charges us for certain back-office services and a decrease in our revenue resulting from a decrease in the reciprocal roaming rate between us and Sprint; (9) potential further declines in the ratio between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands except share and per share amounts)

	March 31,	December 31,
	2007	2006
Assets
Current Assets:

Cash and cash equivalents	$115,598	$120,499
Accounts receivable, net	29,063	29,700
Receivable from Sprint	30,336	40,724
Inventories, net	5,359	4,291
Assets held for sale	1,800	—
Prepaid expenses	8,189	7,468
Other current assets	178	272
Total current assets	190,523	202,954
Property and equipment, net	132,794	139,641
Financing costs	7,368	7,724
Customer activation costs	3,862	3,252
Intangible assets, net	123,759	131,353
Goodwill	141,783	141,783
Other assets	361	364
Total assets	$600,450	$627,071

Liabilities and Stockholders’ Equity
Current Liabilities:

Accounts payable	$4,328	$7,387
Accrued expenses	12,516	14,340
Payable to Sprint	50,570	58,196
Deferred revenue	11,139	11,065
Accrued interest	10,947	9,758
Current maturities of long-term debt and capital lease obligations	25	24
Total current liabilities	89,525	100,770
Customer activation fee revenue	3,862	3,252
Other long-term liabilities	6,869	6,819
Long-term debt and capital lease obligations, excluding current maturities	301,519	302,045
Total liabilities	401,775	412,886
Commitments and contingencies	—	—

Stockholders’ Equity:

Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 16,938,265 and 16,774,060 shares issued and outstanding, respectively	169	168
Additional paid-in-capital	337,788	334,156
Accumulated deficiency	(139,282)	(120,139)
Total stockholders’ equity	198,675	214,185
Total liabilities and stockholders’ equity	$600,450	$627,071

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share amounts)

	For the Three Months Ended
	March 31, 2007	March 31, 2006

Revenues:
Service revenue	$85,021	$75,406
Roaming revenue	32,961	33,627
Equipment and other	2,871	3,452
Total revenues	120,853	112,485
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(73,415)	(65,021)
Cost of equipment	(13,179)	(9,529)
Selling and marketing	(20,574)	(16,760)
General and administrative	(6,927)	(7,130)
Depreciation	(11,838)	(14,414)
Amortization of intangible assets	(7,594)	(9,489)
Loss on disposal of property and equipment	(59)	(237)
Total operating expenses	(133,586)	(122,580)
Operating loss	(12,733)	(10,095)
Interest income	1,543	1,183
Interest expense	(7,970)	(8,121)
Other income, net	17	33
Loss before (provision for) benefit from income taxes	(19,143)	(17,000)
(Provision for) benefit from income taxes	—	—
Net loss	$(19,143)	$(17,000)

Basic and diluted loss per share of common stock	$(1.13)	$(1.02)

Weighted average common shares outstanding	16,873,857	16,687,039

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	March 31, 2007	March 31, 2006
Net loss	$(19,143)	$(17,000)
Net interest expense	6,427	6,938
Depreciation and amortization	19,432	23,903
Stock-based compensation expense	1,913	463
Loss on disposal of property and equipment	59	237
Adjusted EBITDA	$8,688	$14,541

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006

Subscribers
Gross Additions	75,700	74,000	57,400
Net Additions	29,700	27,000	13,000
Total Customers	590,900	561,300	508,300
Churn	2.3%	2.4%	2.6%

Average Revenue Per User, Monthly
Including Roaming	$68	$79	$72
Without Roaming	$49	$51	$50

Cash Cost Per User, Monthly
Including Roaming	$47	$51	$49
Without Roaming	$33	$32	$33

Cost Per Gross Addition	$371	$390	$369

Licensed Pops (Millions)	15.0	15.0	15.0
Covered Pops (Millions)	11.4	11.4	11.4
Cell Sites	1,621	1,600	1,515

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006

ARPU
Service revenue	$85,021	$84,492	$75,406
Roaming revenue	32,961	44,960	33,627
Total service revenue	$117,982	$129,452	$109,033
Average subscribers	574,823	547,556	501,705
Average revenue per user including roaming, monthly	$68	$79	$72
Average revenue per user without roaming, monthly	$49	$51	$50

CCPU
Cost of service and roaming	$73,415	$79,412	$65,021
plus: General and administrative expenses	6,927	3,724	7,130
less: Stock-based compensation expense	(1,766)	(599)	(394)
less: Retail equipment upgrade revenue	(281)	(475)	(1,026)
plus: Retail equipment cost of upgrades	2,928	2,246	2,623
Total cash costs including roaming	$81,223	$84,308	$73,354
less: Roaming expense	(24,204)	(32,484)	(23,087)
Total cash costs without roaming	$57,019	$51,824	$50,267
Average subscribers	574,823	547,556	501,705
Cash cost per user, monthly	$47	$51	$49
Cash cost per user without roaming, monthly	$33	$32	$33

CPGA
Selling and marketing	$20,574	$22,927	$16,760
less: Stock-based compensation expense	(147)	(185)	(69)
less: Equipment revenue, net of upgrade revenue	(2,577)	(3,015)	(2,421)
plus: Cost of equipment, net of cost of upgrades	10,250	9,170	6,905
Total costs of acquisition	$28,100	$28,897	$21,175
Gross adds	75,658	74,134	57,385
Cost per gross add	$371	$390	$369